WAIVER AND FOURTH AMENDMENT
              TO LOAN AND SECURITY AGREEMENT



                                   June 28, 1995




Atlanta Provision Company, Inc.
1400 West Marietta Street, N.W.
Atlanta, Georgia 30318
Attention:  G. Michael Coggins

Ladies and Gentlemen:

          Reference is made to that certain Loan and Security Agreement dated as of November 24, 1992, between Atlanta Provision Company, Inc. ("Borrower") and Shawmut Capital Corporation (successor in interest to Barclays Business Credit, Inc. ("Len-der"), as amended to date (the "Loan Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings provided for such terms in the Loan Agreement.

          Borrower has informed Lender that Events of Default have occurred under the Loan Agreement because of Borrower's failure to satisfy certain financial covenants set forth therein (the
"Existing Defaults").

          Borrower has requested that Lender (i) waive the Existing Defaults and (ii) amend certain provisions of the Loan Agreement, and Lender has agreed to such requests on the terms and conditions set forth herein.

          1. Waiver. Lender hereby waives the Events of Default arising solely from the following:

          a. the failure of Borrower to comply with the $350,000 limitation of Capital Expenditures for fiscal year 1995 as required under subsection 9.2(l) of the Loan
     Agreement;



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Atlanta Provision Company, Inc.
June 28, 1995
Page 2


          b. the failure of Borrower to achieve Consolidated Adjusted Tangible Net Worth of $4,500,000 for the period ended March 4, 1995 and $5,000,000 for the period ended April 1, 1995 as required pursuant to subsection 9.3(a) of the Loan Agreement;

          c.   the failure of Borrower to achieve Consolidated
     Net Earnings From Operations of $568,000 for fiscal year
     1995 as required under subsection 9.3(b) of the Loan
     Agreement; and

          d.   the failure of Borrower to achieve Net Cash
     Flow of $500,000 for the periods ending February 4, 1995, March 4, 1995 and April 1, 1995 as required under subsection 9.3(c) of the Loan Agreement.

The foregoing waivers are limited to the Events of Default specified herein and shall not constitute a waiver of any other existing or future Default or Event of Default or of any rights that Lender may have under the Loan Agreement or applicable law with respect thereto, all of which rights Lender hereby expressly reserves.

          2. Amendments. The Loan Agreement is hereby amended as follows:

          a.   Section 1.1(j) of the Loan Agreement (Defined Terms
- - Bank) is deleted in its entirety and a new definition is substituted therefor, as follows:

        "Bank-  Shawmut Bank Connecticut, N.A."

          b. Section 3.3 of the Loan Agreement (Term of Agree-ment) is amended to extend the Original Term (as therein defined) to five (5) years from the date of the Loan Agreement, through and including November 23, 1997.

          c. Section 3.4 of the Loan Agreement (Termination) is amended to add language to the end of the first sentence thereof, as follows:

     "; and one percent (1%) of the highest of the Average Monthly Loan Balances outstanding pursuant to Section 2.1 during the Original Term if termination occurs during the fifth twelve (12) month period of the Original Term (November 24, 1996 through November 23, 1997)."



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Atlanta Provision Company, Inc.
June 28, 1995
Page 3

          d. Section 9.2(l) of the Loan Agreements amended and restated in its entirety, as follows:

        "(l)   Capital Expenditures.  Make Capital Expen-
     ditures (including without limitation by way of capital-ized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed (i) $550,000 during fiscal year 1996, (ii) $500,000 during fiscal year 1997 and (iii) $300,000 during the period from March 31, 1997 through November 23, 1997."

          e. Section 9.2(x) of the Loan Agreement (Leases) is amended to add language to the end of the first sentence thereof, as follows:

     "for the fiscal year 1995 and One Million Nine Hundred
     Thousand Dollars ($1,900,000) for each fiscal year thereafter."

          f.   Section 9.3(a) of the Loan Agreement (Minimum
Adjusted Tangible Net Worth) is amended and restated in its entirety, as follows:

        "(a)   Minimum Adjusted Tangible Net Worth.  Maintain
      at all times Consolidated Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

          Period                                Amount

     April 1, 1995 through                   $4,000,000
       March 29, 1996
     March 30, 1996 through                  $4,500,000
       March 28, 1997
     March 29, 1997 and thereafter           $5,000,000"

          g. Section 9.3(b) of the Loan Agreement (Profitability) is amended and restated in its entirety, as follows:

        "(b)   Profitability.  Achieve Consolidated Adjusted
     Net Earnings From Operations of not less than $400,000 for fiscal year 1996 and $500,000 for each fiscal year thereafter."

          h. Section 9.3(c) of the Loan Agreement (Net Cash Flow) is amended and restated in its entirety, as follows:



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Atlanta Provision Company, Inc.
June 28, 1995
Page 4


        "(c)   Net Cash Flow.  Achieve a Net Cash Flow on a
     rolling thirteen (13) period basis (measured at the end of each four (4) week period commencing April 2, 1995) of
     (i) not in excess of negative One Hundred Thousand Dollars (-$125,000) for the periods ending April 29, 1995 through July 22, 1995, (ii) not less than Zero Dollars ($0) for the periods ending August 19, 1995 through October 14, 1995, (iii) not less than One Hundred Thousand Dollars ($100,000) for the periods ending November 11, 1995 through January 6, 1996 and (iv) not less than Five Hundred Thousand Dollars ($500,000) for all periods thereafter."

          i. Section 12.10 of the Loan Agreement (Notice) is hereby amended to delete the address for Lender in its entirety and a new address is substituted therefor as follows:

               "If to Lender:      Shawmut Capital Corporation
                                   20800 Swenson Drive
                                   Suite 350
                                   Waukesha, Wisconsin  53182
                                   Attention:  Robert J. Lund"

          3. Effectiveness. This Waiver and Fourth Amendment to Loan and Security Agreement shall be effective when duly executed by both parties and delivered to Lender, together with a duly executed Notice of Extension and Second Amendment to Junior Deed to Secure Debt and Security Agreement in the form attached hereto as Exhibit A. Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect as executed.



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Atlanta Provision Company, Inc.
June 28, 1995
Page 5


          4.   Counterparts.  This Waiver and Fourth Amendment to
Loan and Security Agreement may be executed in counterparts all of which, taken together, shall constitute but one instrument.

                                   Very truly yours,

                                   SHAWMUT CAPITAL CORPORATION


                                   By /s/ Robert J. Lund
                                      Vice President


Acknowledged and agreed to
this 28th day of June, 1995

ATLANTA PROVISION COMPANY, INC.


By /s/ R. Scott Miswald
  Its Secretary


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           NOTICE OF EXTENSION AND SECOND AMENDMENT TO
        JUNIOR DEED TO SECURE DEBT AND SECURITY AGREEMENT


          THIS NOTICE OF EXTENSION AND SECOND AMENDMENT TO JUNIOR DEED TO SECURE DEBT AND SECURITY AGREEMENT is dated as of June 28, 1995 and is by and between Atlanta Provision Company, Inc., a Georgia corporation ("Grantor"), and Shawmut Capital Corporation (successor in interest to Barclays Business Credit, Inc.) ("Lender").


                             RECITALS

          A. Lender has made a revolving loan to Grantor and extended other financial accommodations to Grantor in an aggregate principal amount not to exceed $9,500,000.00, with final payment thereof being due on or before November 23, 1996. Said loan and other financial accommodations were made pursuant to a certain Loan and Security Agreement dated as of November 23, 1992, as amended (the "Loan Agreement"). Said revolving loan and other financial accommodations are secured by a certain Junior Deed to Secure Debt and Security Agreement dated as of November 23, 1992 and recorded in Deed Book 16005, Page 027, Fulton County, Georgia Records (the "Deed to Secure Debt"), as amended by a certain Notice of Extension and First Amendment to Junior Deed to Secure Debt and Security Agreement dated as of June 1, 1994 and recorded in Deed Book 18401, Page 297, Fulton County, Georgia Records. A legal description of the real estate encumbered by the Deed to Secure Debt is attached hereto as Exhibit A.

          B. Lender and Grantor are entering into a certain Waiver and Fourth Amendment, under Loan and Security Agreement (the "Amendment") amending the terms of the Loan Agreement. Among other things, the maturity date of said revolving loan and other financial accommodations is being extended to November 23, 1997.


                           AGREEMENTS

          1. All references to the "Loan Agreement" in the Deed to Secure Debt are hereby modified to refer to the Loan Agreement, as amended by the Amendment, and as otherwise now or hereafter amended from time to time.

          2. All references to "November 23, 1996" in the Deed to Secure Debt are hereby modified to refer to November 23, 1997.

          3. Except as expressly modified hereby, the Deed to Secure Debt shall remain in full force and effect as originally executed. The execution and delivery hereof shall not constitute a novation of the lien or security title of the Deed to Secure Debt, which instrument shall retain its priority as originally filed for record.



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          IN WITNESS WHEREOF, Grantor and Lender have executed this
instrument under seal by and through their duly authorized representatives as of the day and year first above written.

                                   GRANTOR:

                                   ATLANTA PROVISION COMPANY,
ATTEST:                            INC., a Georgia corporation


R. Scott Miswald                   By /s/ Robert J. Zeman
Its Secretary                       Its CFO

Signed, sealed and delivered
in the presence of:

Cheryl Krajci
Unofficial Witness

Scott Martin
Notary Public

My Commission Expires:

06/28/98
(SEAL)



               (Signatures continued on next page)



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                                   LENDER:

ATTEST:                            SHAWMUT CAPITAL CORPORATION


_______________________________    By_____________________________
Its____________________________      Its__________________________

Signed, sealed and delivered
in the presence of:

_______________________________
Unofficial Witness

_______________________________
Notary Public

My Commission Expires:

_______________________________
(SEAL)


                   THIS INSTRUMENT PREPARED BY
                  AND AFTER RECORDING RETURN TO:

                   Kimberly Slotky Reich, Esq.
                  Goldberg, Kohn, Bell, Black,
                   Rosenbloom & Moritz, Ltd.
                     55 East Monroe Street
                          Suite 3700
                   Chicago, Illinois  60603